Exhibit 99.1

Hewitt Associates 100 Half Day Road
Lincolnshire, IL 60069 Tel 847.295.5000 Fax 847.295.7634 www.hewitt.com

News and Information

For Immediate Release

February 9, 2009

Contacts:

Investors: Sean McHugh, (847) 442-4176, sean.mchugh@hewitt.com

Media: Julie Macdonald, (847) 771-0076, julie.macdonald@hewitt.com

Hewitt Associates Reports 2009 First Quarter Results

Underlying EPS up 15% to $0.68; Underlying Operating Margin Expands 160 Basis Points to 14.6%

Company Raises Full Year EPS Guidance Range by $0.10, to $2.45 to $2.55

LINCOLNSHIRE, Ill. — Hewitt Associates, Inc. (NYSE: HEW), a global human resources services company, today reported results for its fiscal 2009 first quarter ended December 31, 2008.

•

Reported net revenues (revenues before reimbursements) for the first quarter were $770.8 million, a decrease of 3%. Net revenues grew 3% after adjusting for foreign currency translation, acquisitions and divestitures, third-party revenues, and an unusual item in the prior-year quarter.

•	Reported operating income for the first quarter grew 3%, to $112.4 million. Underlying operating income grew 12% after adjusting for unusual items in the prior-year period[1].

•

Reported net income increased to $64.8 million, or $0.68 per diluted share, compared with $63.9 million, or $0.59 per diluted share in the prior-year quarter. Adjusting for unusual items, underlying and reported net income and diluted earnings per share were essentially unchanged in each respective period[1] .

•	Free cash flow was $29.5 million in the first quarter, compared to negative $9.8 million in the prior-year quarter.

•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)[2], a non-GAAP measure, were $151.6 million, compared to $153.0 million in the prior-year quarter.

•	As of February 6, 2009, under its $300 million share repurchase authorization, the Company had repurchased 594,000 of its outstanding common shares, for a total of $16.0 million.

[1]

In assessing operating performance, the Company also reviews its results once unusual adjustments have been removed. The Company believes that doing so provides a better understanding of underlying operating performance. A reconciliation of GAAP to underlying operating income, net income and earnings per share (each a non-GAAP measure) is included in this press release.

[2]	A reconciliation of reported net income to Adjusted EBITDA (a non-GAAP measure) is included in this press release.

First Quarter Highlights

“We are taking the right actions to continue our progress in this challenging environment – namely marketing aggressively where new opportunities are emerging, investing in enhancing our product lines, and continuing to streamline our cost structure,” said Russ Fradin, chairman and chief executive officer. “I am particularly pleased with our strong growth in Consulting, meaningful overall margin expansion, and the exceptional effort from the Hewitt team under such difficult conditions.”

Operating Performance

Reported net revenues for the first quarter were $770.8 million, compared with $793.8 million in the prior-year quarter, a decrease of 3%. Net revenues grew 3% when adjusting for $35.8 million in unfavorable foreign currency translation and an $11.3 million contribution from acquisitions, and excluding a $12.3 million benefit in the prior-year quarter due to the resolution of an HR BPO contract restructuring, the $7.2 million comparable prior-year contribution of the Cyborg business3, and third-party supplier revenues.

Reported operating income for the first quarter increased 3%, to $112.4 million, compared with $108.9 million in the prior-year quarter. Underlying operating income increased 12% in the first quarter, to $112.4 million, compared with $100.4 million in the prior-year quarter. Prior-year period underlying operating income excludes a $5.4 million pretax benefit due to the resolution of an HR BPO contract restructuring and a $3.2 million favorable pretax contribution from comparable Cyborg operations.

Reported operating margin was 14.6% in the first quarter, compared with 13.7% in the prior year quarter. Underlying operating margin was 14.6% in the first quarter, compared to 13.0% in the prior-year quarter. The underlying operating margin improvement was driven by the HR BPO loss reduction and foreign currency translation.

First quarter reported results reflect an effective tax rate of 39.6%, compared to 43.6% in the prior-year quarter.

Business Segment Results

Benefits Outsourcing

Benefits Outsourcing segment revenues declined 3% in the first quarter, to $391.6 million, compared with $403.3 million in the prior-year quarter. Segment revenues declined 2% after adjusting for $5.6 million of acquisitions, $4.4 million of unfavorable foreign currency translation, and excluding a $4.6 million benefit in the prior-year quarter due to the resolution of an HR BPO contract restructuring which also impacted Benefits Outsourcing. The decline was principally driven by current period adjustments related to client service issues in prior years and reduced project work, partially offset by the favorable impact of net new clients going live with contract services over the last twelve months.

Benefits Outsourcing segment income declined 15% in the first quarter, to $102.5 million, compared with $120.2 million in the prior-year quarter. Underlying segment income declined 13% after adjusting for a $2.3 million pretax benefit due to the resolution of an HR BPO contract restructuring in the prior-year quarter.

[3]

On January 31, 2008, the Company closed on the sale of assets related to its Cyborg business, a licensed payroll and software services organization acquired in 2003. October through December 2007 Cyborg results have been excluded from “underlying” and “as adjusted” amounts for year-over-year comparative purposes.

Underlying segment margin was 26.2% in the first quarter, compared with 29.6% in the prior-year quarter. The underlying margin decline was principally due to lower revenue and higher compensation expenses related to investment in several large and complex clients, partially offset by savings related to infrastructure cost management actions.

As of December 31, 2008, the Company was live with approximately 20.1 million end-user Benefits Outsourcing participants, compared with approximately 19.0 million as of December 31, 2007.

Human Resources Business Process Outsourcing

HR BPO segment revenues declined 12% in the first quarter, to $130.7 million, compared with $148.3 million in the prior-year quarter. HR BPO revenues increased 6% after adjusting for $6.6 million of unfavorable foreign currency translation and excluding a $7.7 million benefit in the prior-year quarter due to the resolution of an HR BPO contract restructuring, the $7.2 million comparable prior-year contribution of the Cyborg business, and third-party supplier revenues. The improvement was driven by growth in revenue from existing clients, including an increase in project work and transactional volumes, and an increase in clients going live with contract services over the last 12 months, partially offset by planned service reductions to certain current and former clients.

The HR BPO segment loss was $5.2 million in the first quarter, compared with a loss of $27.3 million in the prior-year quarter. The prior-year quarter underlying operating loss was $33.6 million after adjusting for a $3.2 million favorable pretax contribution from comparable Cyborg operations and a $3.1 million pretax benefit due to the resolution of an HR BPO contract restructuring. The underlying loss reduction compared with the prior-year period was principally due to revenue growth, staffing leverage, lower client settlement fees, and savings related to infrastructure cost management actions.

As of December 31, 2008, the Company was live with approximately 977,000 client employees with HR BPO services, compared with approximately 962,000 as of December 31, 2007.

Consulting

Consulting segment revenues increased 2% in the first quarter, to $259.2 million, compared with $254.4 million in the prior-year quarter. Consulting revenues increased 9% on an organic constant currency basis after adjusting for $24.8 million of unfavorable foreign currency translation and $5.7 million of acquisitions. Growth resulted principally from strength in Retirement and Financial Management services in Europe and the U.S. in addition to Health Management services in the U.S., reflecting demand related to economic volatility. This was partially offset by a decrease in revenue related to Talent and Organizational Consulting services, reflecting declines in Europe and the U.S., partially offset by growth in the Asia Pacific region.

Consulting segment income increased 3% in the first quarter, to $37.5 million, compared with $36.4 million in the prior-year quarter. Segment margin was 14.5%, compared with 14.3% in the prior-year quarter. The margin improvement was principally due to revenue growth, compensation leverage and discretionary expense management, partially offset by higher selling, general and administrative expenses.

Unallocated Shared Service Costs

Unallocated shared service costs were $22.4 million, or 2.9% of net revenues, in the first quarter, compared with $20.4 million, or 2.6% of net revenues, in the prior-year quarter. The increase in expenses relative to revenues was primarily driven by compensation-related expenses.

Cash Flow

Cash flow from operations was $64.4 million in the first quarter, compared with $13.6 million in the prior-year quarter. Free cash flow, defined as cash flow from operations less capital expenditures and capitalized software costs, was $29.5 million, compared with negative $9.8 million in the prior year. The increase in free cash flow over the prior-year period was driven primarily by lower client receivables and lower tax-related payments, partially offset by lower client implementation fees, higher capital expenditures, and higher incentive compensation paid in the current year for fiscal 2008 performance.

Adjusted EBITDA, a non-GAAP measure reflecting net income adjusted for depreciation and amortization, income taxes, interest, unusual items, and certain other non-cash items (such as asset impairment, revenue and cost deferrals, stock-based compensation, deferred internal software development costs, and other costs), was $151.6 million in the first quarter, compared with $153.0 million in the prior-year quarter. The current quarter Adjusted EBITDA reflects lower HR BPO and Benefits Outsourcing implementation fees that more than offset improved HR BPO operating performance as compared to the prior-year period.

Share Repurchase

During the first quarter, the Company repurchased 407,000 of its outstanding common shares at an average price of $26.81 per share, for a total of $10.9 million. From January 1, 2009 through February 6, 2009, the Company repurchased an additional 187,000 shares at an average price of $27.08 per share, for a total of $5.1 million. Under the overall $300 million authorization, the Company has repurchased 594,000 shares at an average price of $26.90 per share.

Supplemental Information

On October 1, 2008, the majority of the holders of the Company’s $110 million aggregate principal amount 2.5% Convertible Senior Notes due October 1, 2010 exercised their option requiring Hewitt to repurchase $109.8 million of the $110 million notes. Hewitt paid the principal amount of $109.8 million plus accrued interest on October 2, 2008. The Company redeemed the remaining principal amount of $0.2 million plus accrued interest on December 31, 2008.

In February 2009, the Company closed on the sale of the net assets relating to its Latin America HR BPO business. The divestiture is a part of the Company’s continued efforts to streamline its HR BPO service offerings. The Company anticipates recording a pretax gain of approximately $10 million primarily related to the recognition of currency translation adjustments during the quarter ending March 31, 2009 as a result of the sale.

Business Outlook

“We are maintaining our full year operating outlook despite the increasingly difficult economic environment,” said John Park, chief financial officer. “It is worth noting that we are making some adjustments to our guidance, namely lowering our revenue estimates primarily to reflect foreign exchange volatility and raising estimates of diluted earnings per share by ten cents to reflect lower share count expectations and some tax rate benefits.”

In addition to reporting results in accordance with U.S. GAAP, the Company assesses its performance once unusual items have been removed. The following guidance reflects the Company’s expectations for fiscal 2009 on this underlying basis, excluding the impact of unusual items:

•	Low-single digit percentage decline in consolidated net revenue, compared with prior guidance of low-single digit percentage growth.

•	Operating income of approximately $420 to $435 million, unchanged from prior guidance.

•	Diluted earnings per share of $2.45 to $2.55, compared with prior guidance of $2.35 to $2.45.

The Company’s fiscal 2009 guidance assumes continued execution of its share repurchase program and an effective tax rate of approximately 39%. Guidance excludes the anticipated one-time $10 million pretax gain related to the sale of the Company’s Latin America HR BPO business in the fiscal second quarter.

Conference Call

At 7:30 a.m. (CT) today, management will host a conference call with investors to discuss fiscal 2009 first quarter results. The live presentation is accessible through the Investor Relations section of Hewitt’s website at www.hewitt.com. The webcast will be archived on the site for approximately one month.

About Hewitt Associates

Hewitt Associates (NYSE: HEW) provides leading organizations around the world with expert human resources consulting and outsourcing solutions to help them anticipate and solve their most complex benefits, talent, and related financial challenges. Hewitt consults with companies to design and implement a wide range of human resources, retirement, investment management, health management, compensation and talent management strategies. As a leading outsourcing provider, Hewitt administers health care, retirement, payroll and other HR programs to millions of employees, their families and retirees. With a history of exceptional client service since 1940, Hewitt has offices in 33 countries and employs approximately 23,000 associates who are helping to make the world a better place to work. For more information, please visit www.hewitt.com.

Forward-Looking Information

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Hewitt’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (www.sec.gov). Hewitt disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or any other reason.

# # #

HEWITT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands except for share and per share amounts)

	Three Months Ended December 31,
	2008	2007	% Change
Revenues:
Revenues before reimbursements (net revenues) (1)	$770,763	$793,843	(2.9)%
Reimbursements	23,209	25,149	(7.7)%

Total revenues	793,972	818,992	(3.1)%

Operating expenses:
Compensation and related expenses	480,908	494,125	(2.7)%
Asset impairment	2,615	225	n/m
Reimbursable expenses	23,209	25,149	(7.7)%
Other operating expenses	134,008	140,530	(4.6)%
Selling, general and administrative expenses	40,875	50,030	(18.3)%

Total operating expenses	681,615	710,059	(4.0)%

Operating income	112,357	108,933	3.1%

Other income (expense), net:
Interest expense	(10,685)	(3,744)	185.4%
Interest income	4,301	8,598	(50.0)%
Other income (expense), net	1,281	(384)	n/m

Total other income (expense), net	(5,103)	4,470	n/m

Income before income taxes	107,254	113,403	(5.4)%

Provision for income taxes	42,488	49,456	(14.1)%

Net income	$64,766	$63,947	1.3%

Earnings per share:
Basic	$0.69	$0.61
Diluted (2)	$0.68	$0.59

Weighted average shares:
Basic	93,932,257	104,777,402
Diluted	95,441,054	109,494,279

(1)	Net revenues include $10,296 and $13,180 of third party supplier revenues for the three months ended December 31, 2008 and 2007, respectively. Generally, the third party supplier arrangements are marginally profitable. The related third party supplier expenses are included in other operating expenses.
(2)	Debt securities convertible into 1,870,748 weighted average shares of Class A common stock were outstanding in the three months ended December 31, 2007, and were included in the computation of diluted earnings per share. There were no convertible debt securities outstanding at December 31, 2008.

HEWITT ASSOCIATES, INC.

UNDERLYING OPERATING INCOME, NET INCOME AND EARNINGS PER SHARE

(Unaudited)

(Dollars in thousands except for share and per share amounts)

In assessing operating performance, the Company also reviews its results once unusual adjustments have been removed. The Company believes that doing so provides a better understanding of underlying operating performance. For the three months ended December 31, 2008 and December 31, 2007, underlying operating income and earnings per share were:

	Three Months Ended December 31,
	2008	2007
Operating income, as reported	$112,357	$108,933
Adjustments:
Cyborg FY08 operations (1)	—	(3,159)
HR BPO contract restructuring	—	(5,384)

Total adjustments	—	(8,543)

Underlying operating income	112,357	100,390

Total other income (expense), net	(5,103)	4,470

Underlying pretax income	107,254	104,860

Provision for income taxes (normalized 39.0% for the three months ended December 31, 2007) (2)	42,488	40,895

Underlying net income	$64,766	$63,965

Underlying earnings per share:
Basic	$0.69	$0.61
Diluted (3)	$0.68	$0.59

Adjusted shares outstanding (4):
Basic	93,932,257	104,777,402
Diluted	95,441,054	109,494,279

(1)	Cyborg results have been excluded for October to December 2007 to enable year-over-year comparisons.
(2)	The Company used an effective tax rate of 39.0% for the three months ended December 31, 2007, for its underlying net income calculation. The Company believes this approximates the normalized effective tax rate for the period. The Company reported a normalized tax rate of 40.2% for the three months ended December 31, 2007 in its fiscal 2008 first quarter earnings release. Beginning with its fiscal 2008 second quarter earnings release, the Company revised the fiscal 2008 normalized tax rate to 39.0% to reflect updated full fiscal year expectations. This change favorably impacted the previously-reported fiscal 2008 first quarter underlying diluted earnings per share by approximately $0.01.
(3)	Per FAS 128, the diluted EPS calculation includes an addback of $587 of interest expense on the convertible debt securities for the three months ended December 31, 2007.
(4)	Adjusted shares outstanding were equal to reported shares outstanding for the three months ended December 31, 2008 and 2007, respectively.

	Three Months Ended December 31,
	2008	2007
Weighted average basic shares outstanding	93,932,257	104,777,402
Number of shares added to outstanding:
Stock options	978,375	1,993,873
Restricted stock	530,422	852,256
Convertible debentures	—	1,870,748

Total adjusted diluted shares	95,441,054	109,494,279

Diluted shares outstanding reflect the potential dilution that could occur if securities or other instruments that are convertible into common stock were exercised or could result in the issuance of common stock. Potentially dilutive common stock equivalents include unvested restricted stock and restricted stock units, unexercised stock options and warrants that are “in-the-money”, and outstanding convertible debt securities which would have a dilutive effect if converted from debt to common stock. Debt securities convertible into 1,870,748 weighted average shares of Class A common stock were outstanding in the three months ended December 31, 2007, and were included in the computation of diluted earnings per share. There were no convertible debt securities outstanding at December 31, 2008.

HEWITT ASSOCIATES, INC.

BUSINESS SEGMENT RESULTS

(Dollars in thousands)

Business Segments	Three Months Ended December 31,
	2008	2007	% Change
Benefits Outsourcing
Segment revenues before reimbursements	$391,574	$403,338	(2.9)%
Segment income	102,456	120,180	(14.7)%
Segment income as a percentage of segment revenues	26.2%	29.8%

HR BPO
Segment revenues before reimbursements (1)	$130,691	$148,271	(11.9)%
Segment loss	(5,153)	(27,265)	(81.1)%
Segment loss as a percentage of segment revenues	(3.9)%	(18.4)%

Consulting
Segment revenues before reimbursements	$259,160	$254,374	1.9%
Segment income	37,483	36,436	2.9%
Segment income as a percentage of segment revenues	14.5%	14.3%

Total Company
Segment revenues before reimbursements (1)	$781,425	$805,983	(3.0)%
Intersegment revenues	(10,662)	(12,140)	(12.2)%

Revenues before reimbursements (net revenues)	770,763	793,843	(2.9)%
Reimbursements	23,209	25,149	(7.7)%

Total revenues	$793,972	$818,992	(3.1)%

Segment income	$134,786	$129,351	4.2%
Unallocated shared service costs	22,429	20,418	9.8%

Operating income	$112,357	$108,933	3.1%

(1)	HR BPO net revenues include $10,296 and $13,180 of third-party supplier revenues for the three months ended December 31, 2008 and 2007, respectively. Generally, the third-party supplier arrangements are marginally profitable. The related third-party supplier expenses are included in other operating expenses.

HEWITT ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except for share and per share amounts)

	December 31, 2008	September 30, 2008

	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$431,099	$541,494
Client receivables and unbilled work in process, less allowances of $22,216 and $18,029 at December 31, 2008 and September 30, 2008, respectively	612,483	655,543
Prepaid expenses and other current assets	138,634	129,529
Funds held for clients	162,697	116,488
Short-term deferred contract costs, net	82,646	83,444
Deferred income taxes, net	19,367	34,104

Total current assets	1,446,926	1,560,602

Non-Current Assets:
Deferred contract costs, net, less current portion	280,889	287,060
Property and equipment, net	381,412	385,885
Other intangible assets, net	180,605	206,822
Goodwill	316,712	364,141
Long-term investments	101,447	124,530
Other non-current assets, net	76,470	63,762

Total non-current assets	1,337,535	1,432,200

Total Assets	$2,784,461	$2,992,802

LIABILITIES

Current Liabilities:
Accounts payable	$24,519	$15,880
Accrued expenses	236,000	239,521
Funds held for clients	162,697	116,488
Advanced billings to clients	176,166	158,238
Accrued compensation and benefits	281,809	403,611
Short-term deferred contract revenues	57,879	52,733
Short-term debt	12,854	17,602
Current portion of long-term debt and capital lease obligations	21,487	133,002

Total current liabilities	973,411	1,137,075

Non-Current Liabilities:
Deferred contract revenues, less current portion	222,258	237,648
Debt and capital lease obligations, less current portion	641,197	650,182
Other non-current liabilities	221,989	240,637
Deferred income taxes, net	74,074	77,058

Total non-current liabilities	1,159,518	1,205,525

Total Liabilities	$2,132,929	$2,342,600

HEWITT ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS (continued)

(Dollars in thousands except for share and per share amounts)

	December 31, 2008	September 30, 2008
	(Unaudited)
STOCKHOLDERS’ EQUITY

Stockholders’ Equity:
Class A common stock, par value $0.01 per share, 750,000,000 shares authorized, 130,480,264 and 130,390,880 shares issued, 93,876,320 and 94,227,120 shares outstanding, as of December 31, 2008 and September 30, 2008, respectively	$1,305	$1,304
Additional paid-in capital	1,594,567	1,579,077
Cost of common stock in treasury, 36,603,944 and 36,163,760 shares of Class A common stock as of December 31, 2008 and September 30, 2008, respectively	(1,195,249)	(1,183,427)
Retained earnings	271,324	206,558
Accumulated other comprehensive (loss) income, net	(20,415)	46,690

Total stockholders’ equity	651,532	650,202

Total Liabilities and Stockholders’ Equity	$2,784,461	$2,992,802

HEWITT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Three Months Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$64,766	$63,947
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including amortization of deferred contract revenues and costs	39,668	41,348
Asset impairment	2,615	225
Fair value adjustment related to financial assets	889	—
Share-based compensation	12,554	9,336
Deferred income taxes	42,065	17,589
Changes in operating assets and liabilities, net of effect of acquisitions and dispositions:
Client receivables and unbilled work in process	18,955	(35,216)
Prepaid expenses and other current assets	(16,805)	(8,756)
Deferred contract costs	(25,725)	(30,650)
Other assets	(2,023)	(14,248)
Accounts payable	9,180	(3,399)
Accrued compensation and benefits	(109,143)	(109,459)
Accrued expenses	3,728	(24,631)
Advanced billings to clients	19,650	34,649
Deferred contract revenues	11,446	35,088
Other long-term liabilities	(7,379)	37,744

Net cash provided by operating activities	64,441	13,567

Cash flows from investing activities:
Purchases of investments	—	(345,775)
Proceeds from sales of investments	2,525	479,400
Additions to property and equipment	(34,958)	(23,403)

Net cash (used in) provided by investing activities	(32,433)	110,222

Cash flows from financing activities:
Proceeds from the exercise of stock options	1,165	12,012
Excess tax benefits from the exercise of share-based awards	2,185	1,022
Proceeds from short-term borrowings	11,720	13,523
Repayments of short-term borrowings, capital leases and long-term debt	(129,543)	(13,685)
Purchase of Class A common shares for treasury	(11,822)	(170,795)

Net cash used in financing activities	(126,295)	(157,923)

Effect of exchange rate changes on cash and cash equivalents	(16,108)	1,301

Net decrease in cash and cash equivalents	(110,395)	(32,833)

Cash and cash equivalents, beginning of period	541,494	378,743

Cash and cash equivalents, end of period	$431,099	$345,910

Supplementary disclosure of cash paid during the period:
Interest paid	$8,140	$3,614
Income taxes paid	$4,124	$18,618

HEWITT ASSOCIATES, INC.

ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,
	2008	2007
Reported net income	$64,766	$63,947
Depreciation and amortization (1)	39,668	41,027
Provision for income taxes	42,488	49,456
Interest expense (income), net	6,384	(4,854)

EBITDA	153,306	149,576

Adjustments:
Cyborg FY08 operations (2)	—	(3,159)
HR BPO contract restructuring	—	(5,384)

Underlying adjustments	—	(8,543)
Normalized depreciation and amortization addbacks (1)	—	1,639
Other (income) expense, excluding interest (3)	(1,281)	385

Total adjustments	(1,281)	(6,519)

Adjusted EBITDA before certain non-cash addbacks	152,025	143,057
Certain non-cash addbacks:
Asset impairment	2,615	—
Net deferrals (4)	(14,145)	6,662
Deferred internal software development costs	(7,111)	(4,339)
Share-based compensation (5)	13,760	9,333
Other (loss reserve / provision for bad debt)	4,488	(1,729)

Total certain non-cash addbacks	(393)	9,927

Adjusted EBITDA	$151,632	$152,984

(1)	For the three months ended December 31, 2007, depreciation and amortization includes $1,639 of adjustments related to HR BPO contract restructurings and divestitures. Additionally, discount accretion on the Exult convertible debt of $321 is excluded from amounts for the three months ended December 31, 2007.
(2)	Cyborg results have been excluded for October to December 2007 to enable year-over-year comparisons.
(3)	For the three months ended December 31, 2008, other (income) expense, excluding interest includes a non-cash impairment of $889 related to auction rate securities.
(4)	Net deferrals as presented and the net of revenue and cost deferrals in the Statements of Cash Flows vary by $134 and $2,224 for the three months ended December 31, 2008 and 2007, respectively, relating to Balance Sheets and Statements of Operations reclassifications.
(5)	Share-based compensation as presented in the Statements of Cash Flows varies by $1,206 for the three months ended December 31, 2008 due to amortization expense for a deferred compensation arrangement related to an acquisition.